UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 30, 2016

EVERCORE PARTNERS INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-32975	20-4748747
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

55 East 52nd Street	10055
New York, New York	(Zip Code)
(Address of Principal Executive Offices)

(212) 857-3100

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Private Placement of Senior Notes

Overview

On March 30, 2016, Evercore Partners Inc. (the “Issuer”), issued $38,000,000 aggregate principal amount of its 4.88% Series A senior notes due 2021 (the “Series A Notes”), $67,000,000 aggregate principal amount of its 5.23% Series B senior notes due 2023 (the “Series B Notes”), $48,000,000 aggregate principal amount of its 5.48% Series C senior notes due 2026 (the “Series C Notes”) and $17,000,000 of its 5.58% Series D senior notes due 2028 (the “Series D Notes” and together with the Series A Notes, the Series B Notes and the Series C Notes, the “Notes”), pursuant to a note purchase agreement (the “Note Purchase Agreement”) dated as of March 30, 2016, among the Issuer and the purchasers party thereto in a private placement exempt from registration under the Securities Act.

Interest on the Notes will be payable semi-annually in arrears on March 30 and September 30 of each year, commencing on September 30, 2016. Interest on the Notes will accrue from and including March 30, 2016. The Series A Notes will mature on March 30, 2021, the Series B Notes will mature on March 30, 2023, the Series C Notes will mature on March 30, 2026 and the Series D Notes will mature on March 30, 2028.

The Issuer intends to use a portion of the net proceeds from the issue and sale of the Notes to repay outstanding borrowings under the Company’s term loan with Mizuho Bank, Ltd. and to reduce the level of borrowings under the current line of credit with First Republic Bank. The remaining net proceeds will be used for general corporate purposes.

The Notes are fully and unconditionally guaranteed, jointly and severally, by Evercore LP and Evercore Group Holdings L.P. and will also be guaranteed by Evercore Partners Services East L.L.C. upon the earlier of (i) the refinancing of the current line of credit with First Republic Bank and (ii) June 30, 2016.

The Issuer may, at its option, prepay all, or from time to time any part of, the Notes (without regard to Series), in an amount not less than 5% of the aggregate principal amount of the Notes then outstanding at 100% of the principal amount thereof plus the applicable “make-whole amount.” Upon the occurrence of a change of control, the holders of the Notes will have the right to require the Issuer to prepay the entire unpaid principal amounts held by each holder of the Notes plus accrued and unpaid interest to the prepayment date.

The Note Purchase Agreement contains certain covenants, including (i) a Maximum Consolidated Leverage Ratio (as defined in the Note Purchase Agreement) of 2.0 to 1.0 as of the last day of any period of four consecutive fiscal quarters, (ii) a Minimum Consolidated Interest Coverage Ratio (as defined in the Note Purchase Agreement) of 2.5 to 1.0 in respect of any period of four consecutive fiscal quarters, and (iii) a Minimum Consolidated Tangible Net Worth (as defined in the Note Purchase Agreement) of $324,834,000 as of the last day of any fiscal quarter, and other customary covenants.

The Note Purchase Agreement also provides for customary events of default which, if any occur and is continuing, could permit or require the principal of and premium, if any, and interest on the Notes to become or to be declared due and payable immediately.

The foregoing description of the Note Purchase Agreement and the Notes does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Note Purchase Agreement and the Notes, the forms of which are filed hereto as Exhibit 10.1.

Item 2.03

Reference is made to the disclosure with respect to the Notes and the Note Purchase Agreement set forth under Item 1.01 of this Current Report, which disclosure is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

4.1	Form of 4.88% Series A senior notes due 2021 (included in Exhibit 10.1)

4.2	Form of 5.23% Series B senior notes due 2023 (included in Exhibit 10.1)

4.3	Form of 5.48% Series C senior notes due 2026 (included in Exhibit 10.1)

4.4	Form of 5.58% Series D senior notes due 2028 (included in Exhibit 10.1)

10.1	Form of Note Purchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVERCORE PARTNERS INC.

By:	/s/ Robert B. Walsh
Name:	Robert B. Walsh
Title:	Chief Financial Officer

Date: March 31, 2016

EXHIBIT INDEX

Exhibit No.	Description

4.1	Form of 4.88% Series A senior notes due 2021 (included in Exhibit 10.1)

4.2	Form of 5.23% Series B senior notes due 2023 (included in Exhibit 10.1)

4.3	Form of 5.48% Series C senior notes due 2026 (included in Exhibit 10.1)

4.4	Form of 5.58% Series D senior notes due 2028 (included in Exhibit 10.1)

10.1	Form of Note Purchase Agreement